EXHIBIT 99

February 6, 2024
Cummins Reports Fourth Quarter and Full Year 2023 Results
•Fourth quarter 2023 revenues of $8.5 billion; GAAP1 Net Loss of $1.4 billion
•Fourth quarter 2023 EBITDA was negative 10.3% of sales; Diluted EPS of $(10.01)
•The results for the fourth quarter 2023 reflect:
◦$2.04 billion, or $13.76 per diluted share, charge related to the previously announced agreement to resolve U.S. regulatory claims
◦$42 million, or $0.22 per diluted share, of costs related to the implementation of voluntary retirement and separation programs
◦$33 million, or $0.17 per diluted share, of costs related to the separation of Atmus
•Full year 2023 revenues of $34.1 billion; GAAP1 Net Income of $735 million
•EBITDA for full year 2023 was 8.9% of sales; Diluted EPS of $5.15
•Full year 2024 revenues expected to decline between 2% and 5%; EBITDA expected to range between 14.4% and 15.4% of sales

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported fourth quarter and full year 2023 results.

“High global demand for Cummins’ diverse set of innovative products drove record full year revenues and operating cash flow in 2023,” said Jennifer Rumsey, Chair and CEO. “Excluding the impacts related to the agreement to resolve U.S. regulatory claims, 2023 was a record year for EBITDA, Net Income and EPS for Cummins. Also, EBITDA percent improved year over year in the Components, Distribution and Power Systems segments. I want to thank all our employees for delivering high-quality products to our customers and making 2023 a successful year.”

Fourth quarter 2023 revenues of $8.5 billion increased 10% from the same quarter in 2022. Sales in North America increased 8% and international revenues increased 13% reflecting strong demand across most of Cummins’ global markets during the period.

In the fourth quarter of 2023, net loss was $1.4 billion, or $(10.01) per diluted share, compared to net earnings of $631 million, or $4.43 per diluted share, in 2022. The results reflect the recording of a charge related to the agreement to resolve U.S. regulatory claims previously announced in December of $2.04 billion, or $13.76 per diluted share; costs related to the voluntary retirement and separation programs of $42 million, or $0.22 per diluted share; and costs related to the separation of Atmus of $33 million, or $0.17 per diluted share. The fourth quarter of 2022 included $19 million, or $0.11 per diluted share, of costs related to the separation of Atmus. The tax rate in the fourth quarter of 2023 was negative 13.3% due primarily to the non-deductible costs related to the agreement to resolve U.S. regulatory claims.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter of 2023 was a loss of $878 million, or negative 10.3% of sales, compared to positive $1.1 billion, or 14.2% of sales, a year ago. EBITDA for the fourth quarter of 2023 and the fourth quarter of 2022 included the costs noted above.

Revenues for the full year 2023 were $34.1 billion, 21% higher than 2022. Sales in North America increased 22% and international revenues increased 20% compared to 2022 due to the addition of Meritor and strong demand across most global markets.

Net income for the full year 2023 was $735 million, or $5.15 per diluted share, compared to $2.2 billion, or $15.12 per diluted share, in 2022. 2023 results included costs related to the agreement to resolve U.S. regulatory claims of $2.04 billion, or $13.78 per diluted share, costs related to the separation of Atmus of $100 million, or $0.54 per diluted share, and costs related to the voluntary retirement and separation programs of $42 million, or $0.22 per diluted share. Full year 2022 results included costs related to the indefinite suspension of operations in Russia of $111 million, or $0.72 per diluted share and costs related to the separation of Atmus of $81 million, or $0.45 per diluted share. The tax rate in 2023 was 48.3%, which is higher than our external guidance, primarily due to the non-deductible costs related to the agreement to resolve U.S. regulatory claims.

EBITDA in 2023 was $3.0 billion, or 8.9% of sales compared to $3.8 billion, or 13.5% of sales, a year ago. EBITDA for 2023 and 2022 included the costs noted above.

Operating cash flow for 2023 was a record inflow of $4.0 billion, compared to $2.0 billion in 2022, as Cummins continues to focus on working capital management within the business.

2024 Outlook:

Based on its current forecast, Cummins projects full year 2024 revenues to decline 2% to 5% on a year-over-year basis, and EBITDA to be in the range of 14.4% and 15.4% of sales.

“In 2024, we anticipate that demand will slow particularly in the North America heavy-duty truck market, partially offset by strength in other key markets, and have already taken some actions to reduce cost. We will continue to monitor global economic indicators closely and will ensure we are prepared to adjust our business should economic momentum slow further,” said Rumsey.

“Consistent with how we have managed Cummins through prior cycles, and in alignment with our Destination Zero strategy, we will continue investment in new technologies and products in 2024. This sustained investment will ensure that the company will be positioned to generate strong growth and profitability in both the near- and long-terms,” concluded Rumsey.

Cummins’ 2024 outlook assumes the inclusion of Atmus for the entirety of 2024, but excludes any costs or benefits associated with the planned separation of Atmus. Subject to market conditions, the intention is to split-off the company’s remaining ownership in Atmus through an exchange offer. Until the execution of the exchange offer, Cummins’ will continue to consolidate Atmus in its results.

Cummins plans to continue to generate strong operating cash flow and returns for shareholders and is committed to its long-term strategic goal of returning 50% of operating cash flow back to shareholders. In the near term, Cummins’ capital allocation strategy will focus on the payment of dividends and debt reduction, while the company continues to generate profitable growth.

2023 Highlights:

•Cummins announced the launch of Accelera™ by Cummins, a new brand for its New Power business unit. Accelera provides a diverse portfolio of zero-emissions solutions for many of the world’s most vital industries empowering customers to accelerate their transition to a sustainable future.

•Accelera by Cummins, Daimler Trucks & Buses, PACCAR and EVE Energy announced in September a joint venture to accelerate and localize battery cell production and the battery supply chain in the United States. The planned joint venture will manufacture battery cells for electric commercial vehicles and industrial applications. Total investment by the partners is expected to be in the range of $2-3 billion for the 21-gigawatt hour (GWh) factory with production expected to begin in 2027. It was recently announced in January that the joint venture had selected Marshall County, Mississippi as the future site.

•Cummins completed its acquisition of two Faurecia commercial vehicle manufacturing plants and their related activities, one in Columbus, Indiana (U.S.) and one in Roermond, Netherlands. The acquisition provides an opportunity for the Cummins Emission Solutions business to ensure continued access to the technology and facilities it needs to meet current and future demand for low-emissions products and to ensure continuity for both the employees and customers of the acquired manufacturing facilities.

•The company announced several collaborations that further enable our customers to achieve their decarbonization goals. Freightliner announced they are partnering with Cummins to offer the new Cummins X15N natural gas engine in its heavy-duty Freightliner Cascadia trucks. Also, Cummins Inc. and Knight Transportation, Inc. announced that the industry's largest full truckload company has successfully tested Cummins’ new X15N engine, using renewable natural gas to realize reductions in nitrous oxides and greenhouse gas without compromising performance. The X15N, which will launch in North America in 2024, is the first natural gas engine to be designed specifically for heavy-duty and on-highway truck applications. The X15N has already achieved success in the heavy-duty truck market in China with strong customer demand and market penetration.

•Progress continues to be made on the planned separation of the Filtration business. On May 26, 2023, as part of its initial public offering (IPO), Atmus Filtration Technologies Inc. shares began trading on the New York Stock Exchange (NYSE) under the ticker symbol “ATMU”. Upon completion of the IPO, Cummins retained approximately 80.5% of Atmus’ outstanding shares. Subject to market conditions, Cummins’ intention is to split-off the remaining ownership in Atmus through an exchange offer as our next step in the separation.

•Cummins received several prestigious honors during the year that recognized the company’s sustainability efforts and impact including: Ethisphere’s World’s Most Ethical Companies list; Sustainalytics’ 2023 Top-Rated Companies list; S&P Dow Jones Sustainability World Index and the S&P Dow Jones Sustainability North America Index; and, Automotive and Components industry in Newsweek’s annual ranking of America’s Most Responsible Companies. In addition, Cummins received accolades recognizing its ongoing efforts to foster caring and inclusive environments in which all employees and innovation thrive including: one of 66 companies on America’s Top Corporations for Women’s Business Enterprises in 2023; National Association of Corporate Directors 2023 Diversity, Equity and Inclusion Award; 2023 best place to work for disability inclusion; Military Friendly Employer; Top Hispanic Employer by DiversityComm Magazine; Financial Times Diversity Leaders list in Europe; #55 on Glassdoor’s Best Places to Work; and, a score of 100 on the 2023-2024 Corporate Equality Index.

•The company increased its cash dividend for the 14th straight year and returned a total of $921 million to shareholders through dividends.

Fourth quarter 2023 detail (all comparisons to same period in 2022):

Components Segment

•Sales - $3.2 billion, up 3%
•Segment EBITDA - $406 million, or 12.7% of sales, which includes $28 million of costs related to the separation of Atmus and $9 million related to the voluntary retirement and separation programs, compared to $377 million, or 12.2% of sales in the prior year, which included $13 million of costs related to the separation of Atmus, and $27 million of acquisition and integration costs related to Meritor.
•Revenues in North America decreased by 2% and international sales increased by 10% due to increased demand particularly in China which had weak markets in 2022.

Engine Segment

•Sales - $2.8 billion, up 5%
•Segment EBITDA - $353 million, or 12.7% of sales, which includes $12 million related to the voluntary retirement and separation programs, compared to $362 million or 13.7% of sales
•On-highway revenues increased 10% driven by strong demand in the North American truck market and pricing actions.
•Sales increased 5% in North America and grew 8% in international markets due to an increase in global demand.

Distribution Segment

•Sales - $2.7 billion, up 17%
•Segment EBITDA - $269 million, or 9.9% of sales, compared to $256 million, or 11.0% of sales
•Revenues in North America increased 18% and international sales increased by 15%.
•Higher revenues were driven by increased demand for whole goods, especially power generation products, and pricing actions.

Power Systems Segment

•Sales - $1.4 billion, up 8%
•Segment EBITDA - $182 million, or 12.7% of sales, compared to $185 million, or 14.0% of sales
•Power generation revenues increased 19% driven by increased global demand and pricing actions. Industrial revenues decreased 3% due to lower oil and gas demand.

Accelera Segment

•Sales - $81 million, up 8%
•Segment EBITDA loss - $121 million
•Revenues increased due to higher demand for battery electric systems and the addition of the Siemens Commercial Vehicle business that was acquired during the fourth quarter of 2022.
•Costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses. The company continues to make investments to support our customers through the energy transition and deliver future profitable growth.
1 Generally Accepted Accounting Principles
About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 73,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.2 billion on sales of $28.1 billion in 2022. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues, EBITDA and agreement in principle to settle regulatory proceedings regarding our emissions certification and compliance process for pick-up truck applications. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into the Agreement in Principle, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; evolving environmental and climate change legislation and regulatory initiatives; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; uncertainties and risks related to timing and potential value to both Atmus Filtration Technologies Inc. (Atmus) and Cummins of the planned final separation of Atmus, including business, industry and market risks, as well as the risks involving the anticipated favorable tax treatment if there is a significant delay in the completion of the envisioned final separation; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2022 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	December 31,
In millions, except per share amounts	2023	2022
NET SALES	$8,543	$7,770
Cost of sales	6,542	5,951
GROSS MARGIN	2,001	1,819
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	876	742
Research, development and engineering expenses	390	333
Equity, royalty and interest income from investees	113	88
Other operating expense, net	2,060	30
OPERATING (LOSS) INCOME	(1,212)	802
Interest expense	92	87
Other income, net	74	63
(LOSS) INCOME BEFORE INCOME TAXES	(1,230)	778
Income tax expense	163	134
CONSOLIDATED NET (LOSS) INCOME	(1,393)	644
Less: Net income attributable to noncontrolling interests	38	13
NET (LOSS) INCOME ATTRIBUTABLE TO CUMMINS INC.	$(1,431)	$631

(LOSS) EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$(10.08)	$4.47
Diluted	$(10.01)	$4.43

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.9	141.3
Diluted	142.9	142.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2023	2022
NET SALES	$34,065	$28,074
Cost of sales	25,816	21,355
GROSS MARGIN	8,249	6,719
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	3,333	2,687
Research, development and engineering expenses	1,500	1,278
Equity, royalty and interest income from investees	483	349
Other operating expense, net	2,138	174
OPERATING INCOME	1,761	2,929
Interest expense	375	199
Other income, net	240	89
INCOME BEFORE INCOME TAXES	1,626	2,819
Income tax expense	786	636
CONSOLIDATED NET INCOME	840	2,183
Less: Net income attributable to noncontrolling interests	105	32
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$735	$2,151

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$5.19	$15.20
Diluted	$5.15	$15.12

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.7	141.5
Diluted	142.7	142.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	December 31,
In millions, except par value	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$2,179	$2,101
Marketable securities	562	472
Total cash, cash equivalents and marketable securities	2,741	2,573
Accounts and notes receivable, net	5,583	5,202
Inventories	5,677	5,603
Prepaid expenses and other current assets	1,197	1,073
Total current assets	15,198	14,451
Long-term assets
Property, plant and equipment, net	6,249	5,521
Investments and advances related to equity method investees	1,800	1,759
Goodwill	2,499	2,343
Other intangible assets, net	2,519	2,687
Pension assets	1,197	1,398
Other assets	2,543	2,140
Total assets	$32,005	$30,299

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,260	$4,252
Loans payable	280	210
Commercial paper	1,496	2,574
Current maturities of long-term debt	118	573
Accrued compensation, benefits and retirement costs	1,108	617
Current portion of accrued product warranty	667	726
Current portion of deferred revenue	1,220	1,004
Other accrued expenses	3,754	1,465
Total current liabilities	12,903	11,421
Long-term liabilities
Long-term debt	4,802	4,498
Deferred revenue	966	844
Other liabilities	3,430	3,311
Total liabilities	$22,101	$20,074

Redeemable noncontrolling interests	$—	$258

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,564	$2,243
Retained earnings	17,851	18,037
Treasury stock, at cost, 80.7 and 81.2 shares	(9,359)	(9,415)
Accumulated other comprehensive loss	(2,206)	(1,890)
Total Cummins Inc. shareholders’ equity	8,850	8,975
Noncontrolling interests	1,054	992
Total equity	$9,904	$9,967
Total liabilities, redeemable noncontrolling interests and equity	$32,005	$30,299

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	December 31,
In millions	2023	2022
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,459	$817

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(519)	(463)
Acquisitions of businesses, net of cash acquired	(165)	(183)
Investments in marketable securities—acquisitions	(433)	(335)
Investments in marketable securities—liquidations	332	332
Other, net	2	(27)
Net cash used in investing activities	(783)	(676)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	82	27
Net (payments) borrowings of commercial paper	(213)	181
Payments on borrowings and finance lease obligations	(745)	(480)
Dividend payments on common stock	(238)	(222)
Repurchases of common stock	—	(4)
Other, net	6	56
Net cash used in financing activities	(1,108)	(442)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1)	(97)
Net decrease in cash and cash equivalents	(433)	(398)
Cash and cash equivalents at beginning of period	2,612	2,499
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,179	$2,101

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2023	2022
NET CASH PROVIDED BY OPERATING ACTIVITIES	$3,966	$1,962

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,213)	(916)
Acquisitions of businesses, net of cash acquired	(292)	(3,191)
Investments in marketable securities—acquisitions	(1,409)	(1,073)
Investments in marketable securities—liquidations	1,334	1,151
Other, net	(63)	(143)
Net cash used in investing activities	(1,643)	(4,172)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	861	2,103
Net (payments) borrowings of commercial paper	(779)	2,261
Payments on borrowings and finance lease obligations	(1,136)	(1,550)
Dividend payments on common stock	(921)	(855)
Repurchases of common stock	—	(374)
Payments for purchase of redeemable noncontrolling interests	(175)	—
Other, net	(27)	84
Net cash (used in) provided by financing activities	(2,177)	1,669
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(68)	50
Net increase (decrease) in cash and cash equivalents	78	(491)
Cash and cash equivalents at beginning of year	2,101	2,592
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,179	$2,101

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended December 31, 2023
External sales	$2,784		$2,123	$2,705	$854	$77	$8,543	$—	$8,543
Intersegment sales	407		656	8	575	4	1,650	(1,650)	—
Total sales	3,191		2,779	2,713	1,429	81	10,193	(1,650)	8,543
Research, development and engineering expenses	100		173	14	48	53	388	2	390
Equity, royalty and interest income (loss) from investees	26		53	27	11	(4)	113	—	113
Interest income	10		5	10	2	1	28	—	28
EBITDA (2)	406	(3)	353	269	182	(121)	1,089	(1,967)	(878)
Depreciation and amortization (4)	123		59	31	31	16	260	—	260

EBITDA as a percentage of segment sales	12.7%		12.7%	9.9%	12.7%	NM	10.7%		(10.3)%

Three months ended December 31, 2022
External sales	$2,633		$1,995	$2,311	$761	$70	$7,770	$—	$7,770
Intersegment sales	462		643	9	560	5	1,679	(1,679)	—
Total sales	3,095		2,638	2,320	1,321	75	9,449	(1,679)	7,770
Research, development and engineering expenses	73		141	13	56	50	333	—	333
Equity, royalty and interest income from investees	17		33	20	12	6	88	—	88
Interest income	5		6	7	2	—	20	—	20
Russian suspension recoveries	—		—	(1)	—	—	(1)	—	(1)
EBITDA (2)	377	(5)	362	256	185	(95)	1,085	20	1,105
Depreciation and amortization (4)	117		54	28	28	13	240	—	240

EBITDA as a percentage of segment sales	12.2%		13.7%	11.0%	14.0%	NM	11.5%		14.2%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. The three months ended December 31, 2023, includes $2.0 billion related to the Agreement in Principle, $21 million of voluntary separation and retirement program charges related to corporate functions and $5 million of costs associated with the separation of Atmus Filtration Technologies Inc. (Atmus). The three months ended December 31, 2022, includes $6 million of costs associated with the planned separation of Atmus.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $28 million of costs associated with the separation of Atmus for the three months ended December 31, 2023.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Includes $27 million of costs related to the acquisition and integration of Meritor and $13 million costs associated with the separation of Atmus for the three months ended December 31, 2022.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine		Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Year ended December 31, 2023
External sales	$11,531		$8,874		$10,199	$3,125	$336	$34,065	$—	$34,065
Intersegment sales	1,878		2,810		50	2,548	18	7,304	(7,304)	—
Total sales	13,409		11,684		10,249	5,673	354	41,369	(7,304)	34,065
Research, development and engineering expenses	387		614		57	237	203	1,498	2	1,500
Equity, royalty and interest income (loss) from investees	97		251		97	53	(15)	483	—	483
Interest income	31		19		34	9	2	95	—	95
EBITDA (2)	1,840	(3)	1,630		1,209	836	(443)	5,072	(2,055)	3,017
Depreciation and amortization (4)	491		225		115	122	63	1,016	—	1,016

EBITDA as a percentage of total sales	13.7%		14.0%		11.8%	14.7%	NM	12.3%		8.9%

Year ended December 31, 2022
External sales	$7,847		$8,199		$8,901	$2,951	$176	$28,074	$—	$28,074
Intersegment sales	1,889		2,746		28	2,082	22	6,767	(6,767)	—
Total sales	9,736		10,945		8,929	5,033	198	34,841	(6,767)	28,074
Research, development and engineering expenses	309		506		52	240	171	1,278	—	1,278
Equity, royalty and interest income (loss) from investees	71		160	(5)	77	43	(2)	349	—	349
Interest income	12		14		16	7	—	49	—	49
Russian suspension costs	5		33	(6)	54	19	—	111	—	111
EBITDA (2)	1,346	(7)	1,535		888	596	(334)	4,031	(232)	3,799
Depreciation and amortization (4)	304		205		114	120	38	781	—	781

EBITDA as a percentage of total sales	13.8%		14.0%		9.9%	11.8%	NM	11.6%		13.5%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. The year ended December 31, 2023, includes $2.0 billion related to the Agreement in Principle, $22 million of costs associated with the initial public offering (IPO) and separation of Atmus and $21 million of voluntary separation and retirement program charges related to corporate functions. The year ended December 31, 2022, includes $53 million of costs associated with the planned separation of Atmus.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $78 million of costs associated with the IPO and separation of Atmus for the year ended December 31, 2023.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $8 million and $3 million for the years ended December 31, 2023 and 2022, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the indefinite suspension of our Russian operations.
(6) Includes $31 million of Russian suspension costs reflected in the equity, royalty and interest income (loss) from investees line above.
(7) Includes $83 million of costs related to the acquisition and integration of Meritor and $28 million costs associated with the separation of Atmus for the year ended December 31, 2022.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended December 31,		Years ended December 31,
In millions	2023	2022	2023	2022
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$14	$3	$47	$37
Dongfeng Cummins Engine Company, Ltd.	13	10	65	45
Tata Cummins, Ltd.	8	8	29	27
Chongqing Cummins Engine Company, Ltd.	7	9	36	32
All other manufacturers	22	14	91	28	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	15	12	55	44
All other distributors	6	3	16	11
Cummins share of net income	85	59	339	224
Royalty and interest income	28	29	144	125
Equity, royalty and interest income from investees	$113	$88	$483	$349

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the indefinite suspension of our Russian operations.
AGREEMENT IN PRINCIPLE
In December 2023, we announced that we reached an agreement in principle with the Environmental Protection Agency, the California Air Resources Board, the Environmental and Natural Resources Division of the U.S. Department of Justice and the California Attorney General’s Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S (collectively, the Agreement in Principle). As part of the Agreement in Principle, among other things, we agreed to pay civil penalties, complete recall requirements, undertake mitigation projects, provide extended warranties, undertake certain testing, take certain corporate compliance measures and make certain payments. Failure to comply with the terms and conditions of the Agreement in Principle will subject us to further stipulated penalties. We recorded a charge of $2.036 billion in the fourth quarter of 2023 to resolve the matters addressed by the Agreement in Principle involving approximately one million of our pick-up truck applications in the U.S. The charge is included in other operating expense, net, in our Condensed Consolidated Statements of Net Income.
The majority of the amount is expected to be paid in 2024 after final regulatory and judicial approvals are obtained. As a result, $1.938 billion is included in other current liabilities in our Condensed Consolidated Balance Sheets with the remainder included in other long-term liabilities. Of the total charge, $1.732 billion (primarily related to penalties) will be non-deductible for U.S. federal income tax purposes. The remaining amount, related to emissions mitigation projects and payments, extended warranties and other related compliance expenses is deductible for U.S. federal income tax purposes.
We anticipate making $1.938 billion of the payments required by the Agreement in Principle during 2024 through the use of our existing liquidity and access to debt markets.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

INCOME TAXES
Our effective tax rate for 2024 is expected to approximate 24.0 percent, excluding any discrete items that may arise.
Our effective tax rates for the three and twelve months ended December 31, 2023, were negative 13.3 percent and 48.3 percent, respectively. Our effective tax rates for the three and twelve months ended December 31, 2022, were 17.2 percent and 22.6 percent, respectively.
The change in effective tax rates and taxability of foreign subsidiaries and joint ventures for the three and twelve months ended December 31, 2023, versus the three and twelve months ended December 31, 2022, was primarily due to the Agreement in Principle, of which $1.732 billion (primarily related to penalties) was non-deductible for tax purposes, jurisdictional mix of pre-tax income and actual and planned repatriations of earnings back to the U.S.
The three months ended December 31, 2023, contained net unfavorable discrete tax items of $402 million, primarily due to $398 million related to the $2.0 billion charge from the Agreement in Principle and $4 million of net unfavorable other discrete items. See Agreement in Principle section above.
The year ended December 31, 2023, contained unfavorable net discrete items of $397 million, primarily due to $398 million in the fourth quarter related to the $2.0 billion charge from the Agreement in Principle, $22 million of unfavorable adjustments for uncertain tax positions and $3 million of net unfavorable other discrete tax items, partially offset by $21 million of favorable return to provision adjustments and $5 million of favorable share-based compensation tax benefit. See Agreement in Principle section above.
The three months ended December 31, 2022, contained favorable discrete tax items of $52 million, primarily due to $31 million of favorable changes in accrued withholding taxes, $15 million of favorable valuation allowance adjustments and $6 million of favorable other net discrete items.
The year ended December 31, 2022, contained discrete tax items that netted to zero, primarily due to $31 million of favorable changes in accrued withholding taxes, $29 million of favorable changes in tax reserves, $15 million of favorable valuation allowance adjustments and $9 million of favorable other net discrete items, offset by $69 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of Atmus and $15 million of unfavorable return to provision adjustments related to the 2021 filed tax returns.
VOLUNTARY SEPARATION AND RETIREMENT PROGRAMS
In the fourth quarter of 2023, we initiated a voluntary employee separation program and a voluntary early retirement program. We incurred a charge of $42 million ($32 million after-tax) for these actions. The majority of the voluntary actions were completed by December 31, 2023.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Is thReconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the impact of the Agreement in Principle, voluntary retirement and voluntary separation programs and costs associated with the IPO and separation of Atmus. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of net (loss) income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended December 31,		Years ended December 31,
In millions	2023	2022	2023	2022
Net (loss) income attributable to Cummins Inc.	$(1,431)	$631	$735	$2,151

Net (loss) income attributable to Cummins Inc. as a percentage of net sales	(16.8)%	8.1%	2.2%	7.7%

Add:
Net income attributable to noncontrolling interests	38	13	105	32
Consolidated net (loss) income	(1,393)	644	840	2,183

Add:
Interest expense	92	87	375	199
Income tax expense	163	134	786	636
Depreciation and amortization	260	240	1,016	781
EBITDA	$(878)	$1,105	$3,017	$3,799

EBITDA as a percentage of net sales	(10.3)%	14.2%	8.9%	13.5%

Add:
Agreement in Principle	2,036	—	2,036	—
Voluntary retirement and voluntary separation programs	42	—	42	—
Atmus IPO and separation costs	33	19	100	81
EBITDA, excluding impact of Agreement in Principle, voluntary retirement and voluntary separation programs and costs associated with the IPO and separation of Atmus	$1,233	$1,124	$5,195	$3,880

EBITDA, excluding impact of Agreement in Principle, voluntary retirement and voluntary separation programs and costs associated with the IPO and separation of Atmus, as a percentage of net sales	14.4%	14.5%	15.3%	13.8%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding Agreement in Principle, Voluntary Retirement and Voluntary Separation Programs and Atmus IPO and Separation Costs

We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to the Agreement in Principle, voluntary retirement and voluntary separations programs and the Atmus IPO and separation costs. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net (loss) income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding special items for the following periods:

	Three months ended December 31,
	2023
In millions	Net Income	Diluted EPS
Net loss and diluted EPS attributable to Cummins Inc.	$(1,431)	$(10.01)
Add:
Agreement in Principle, net of tax	1,966	13.76
Voluntary retirement and voluntary separation programs, net of tax	32	0.22
Atmus separation costs, net of tax	25	0.17
Net income and diluted EPS attributable to Cummins Inc. excluding Agreement in Principle, voluntary retirement and voluntary separation programs and costs associated with the separation of Atmus, net of tax	$592	$4.14

	Year ended December 31,
	2023
In millions	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$735	$5.15
Add:
Agreement in Principle, net of tax	1,966	13.78
Atmus IPO and separation costs, net of tax	77	0.54
Voluntary retirement and voluntary separation programs, net of tax	32	0.22
Net income and diluted EPS attributable to Cummins Inc. excluding Agreement in Principle, costs associated with the IPO and separation of Atmus and voluntary retirement and voluntary separation programs, net of tax	$2,810	$19.69

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Components Segment Sales by Business
In the second quarter of 2023, with the Atmus IPO we changed the name of our filtration business to Atmus. Sales for our Components segment by business, adjusted for the reorganized businesses, were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$1,272	$1,249	$1,177	$1,124	$4,822
Emission solutions	1,056	964	893	922	3,835
Engine components	581	557	532	519	2,189
Atmus	417	417	396	399	1,629
Automated transmissions	179	179	187	169	714
Software and electronics	52	59	51	58	220
Total sales	$3,557	$3,425	$3,236	$3,191	$13,409

2022
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$—	$—	$732	$1,147	$1,879
Emission solutions	910	863	853	868	3,494
Engine components	502	503	509	493	2,007
Atmus	382	391	399	385	1,557
Automated transmissions	134	143	159	157	593
Software and electronics	60	50	51	45	206
Total sales	$1,988	$1,950	$2,703	$3,095	$9,736
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$1,117	$1,116	$1,052	$4,399
Medium-duty truck and bus	903	942	931	894	3,670
Light-duty automotive	439	445	455	423	1,762
Off-highway	530	484	429	410	1,853
Total sales	$2,986	$2,988	$2,931	$2,779	$11,684

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$972	$966	$3,847
Medium-duty truck and bus	848	875	868	869	3,460
Light-duty automotive	498	456	466	318	1,738
Off-highway	499	443	473	485	1,900
Total sales	$2,753	$2,775	$2,779	$2,638	$10,945

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	36,400	36,300	34,500	141,900
Medium-duty	78,900	76,000	71,300	67,900	294,100
Light-duty	55,000	53,600	53,300	49,600	211,500
Total units	168,600	166,000	160,900	152,000	647,500

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900	30,200	31,000	120,700
Medium-duty	72,600	68,800	69,800	72,400	283,600
Light-duty	66,500	60,400	58,300	42,400	227,600
Total units	167,700	160,100	158,300	145,800	631,900
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$1,019	$995	$1,000	$4,071
Power generation	492	614	606	797	2,509
Engines	456	531	511	499	1,997
Service	401	431	423	417	1,672
Total sales	$2,406	$2,595	$2,535	$2,713	$10,249

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$945	$959	$3,818
Power generation	401	441	431	501	1,774
Engines	441	429	449	457	1,776
Service	351	393	414	403	1,561
Total sales	$2,117	$2,253	$2,239	$2,320	$8,929

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$854	$850	$866	$3,340
Industrial	455	468	475	456	1,854
Generator technologies	118	135	119	107	479
Total sales	$1,343	$1,457	$1,444	$1,429	$5,673

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$739	$730	$2,790
Industrial	393	428	483	468	1,772
Generator technologies	103	118	127	123	471
Total sales	$1,160	$1,203	$1,349	$1,321	$5,033
High-horsepower unit shipments by engine classification were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	3,300	2,800	3,300	12,300
Industrial	1,500	1,600	1,800	1,800	6,700
Total units	4,400	4,900	4,600	5,100	19,000

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	2,400	2,700	9,700
Industrial	1,100	1,200	1,200	1,400	4,900
Total units	3,300	3,600	3,600	4,100	14,600